UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010 (August 27, 2010)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 27, 2010, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”) appointed Bruce A. Goldsmith, Ph.D., age 44, to serve as the Company’s Vice President, Corporate Development and Michael E. Schick, age 43, to serve as the Company’s Vice President, Sales and Marketing.

Dr. Goldsmith has served as the Company’s Vice President, Corporate Development since July 2008. Prior to joining the Company, Dr. Goldsmith served as Vice President, Strategic Marketing at GPC Biotech, a biotechnology company, from May 2007 to July 2008.  Prior to that, from May 1999 to April 2007, Dr. Goldsmith served in various strategic marketing and business development roles with the Johnson & Johnson family of companies, where he served most recently as Group Product Director, Virology for Tibotec Therapeutics from 2005 to 2007 and Executive Director, Global Marketing Leader, Oncology, from 2003 to 2005.  From 1994 to 1997, Dr. Goldsmith was a Research Fellow with the Japan Pharmaceutical Group at Novartis Pharma.  Dr. Goldsmith earned his M.B.A. from Columbia Business School and his Ph.D. in Neuroscience from the University of Pennsylvania.  He received his B.A. in Biology from Colgate University.

Mr. Schick has served as the Company’s Vice President, Marketing since August 2009.  Prior to joining the Company, Mr. Schick served as Associate Vice President, Oncology Marketing at ImClone Systems from October 2007 to July 2009, where he was responsible for the Erbitux® (cetuximab injection) franchise across multiple indications.  Prior to that, from February 2006 to October 2007, Mr. Schick was Executive Director, Oncology Global Marketing at Amgen Inc., where he was responsible for marketing Neulasta® (pegfilgrastim) and Aranesp (darbepoetin alfa injection).  From November 2004 to January 2006, Mr. Schick served as Director, Marketing, Oncology at Pharmacyclics, Inc.  Prior to that, Mr. Schick served in a variety of commercial roles at Bristol Myers Squibb, including sales, strategic planning and product management focused on multiple brands including Taxol® (paclitaxel injection) and Paraplatin® (carboplatin for injection).  Mr. Schick earned his B.A. from Villanova University.

In connection with their appointment, each of Dr. Goldsmith and Mr. Schick entered into the Company’s standard form of indemnification agreement for officers and directors, which generally requires the Company to indemnify them against liabilities incurred in the performance of their duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws.  The Company’s standard form of indemnification agreement is filed as Exhibit 10.01 to the Company’s Form 8-K Current Report filed on June 25, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    September 2, 2010

ALLOS THERAPEUTICS, INC.

By:	/s/ David C. Clark
David C. Clark
Its:	Vice President, Finance and Treasurer